CONTACT
Daniel H. Popky
Sr. Vice President & CFO
404/370-4277


             ALLIED HOLDINGS REPORTS IMPROVED THIRD QUARTER RESULTS


DECATUR, GEORGIA, OCTOBER 29, 2003 - ALLIED HOLDINGS, INC. (AMEX:AHI) TODAY REPORTED IMPROVED RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2003. The Company reported revenues of $197.1 million in the third quarter of 2003, versus revenues of $213.0 million in the third quarter last year, a decline of $15.9 million or 7.5 percent. The Company experienced a net loss of $2.0 million in the third quarter of 2003, versus a net loss of $6.5 million in the third quarter of 2002, an improvement of $4.5 million, or 69.2 percent.

Adjusted EBITDA (1) for the third quarter of 2003 was $14.3 million compared to $12.1 million of Adjusted EBITDA reported during the third quarter last year, an improvement of $2.2 million, or 18.2 percent. Adjusted EBITDA improved in the third quarter of 2003 compared to the same period last year despite a drop in revenues. The revenue decline was the result of lower vehicle deliveries primarily due to lower new vehicle production in the third quarter this year compared to the third quarter last year. However, the impact from lower revenues and vehicle deliveries was offset by the economic benefit of the Company's internal initiatives. During the quarter, the Company successfully reduced the number of worker injuries and cargo claims compared to the prior year. In addition, during the third quarter, the Company took steps to offset the impact of lower revenues by reengineering terminal, linehaul, and dispatch operations to improve operating efficiency for deliveries of product in high-density zones.

Adjusted EBITDA is presented because management believes it provides useful information to investors regarding the Company's ability to generate cash flows that can be used to service debt and provide for capital expenditures. Adjusted EBITDA is also a component of certain financial covenants in Allied's debt agreements. A reconciliation of Adjusted EBITDA to Net Loss is provided in the financial schedules attached to this press release.

Commenting on the results, Hugh E. Sawyer, Allied's President and Chief Executive Officer, said, "I am pleased that improved execution yielded operational improvements during the quarter. Initiatives by management to improve quality and safety led to a $2.6 million, or 18 percent decrease in the amount expensed for cargo damage and worker injuries in the third quarter of 2003 compared to the prior year." Mr. Sawyer added, "The third quarter is seasonally challenging to our operations due to our customer's plant vacation downtime, model changeovers and product launches. Historically this has been our weakest quarter; however, we were able to adapt and adjust our operations to generate improvements in our business system."

"I am also pleased to report that this quarter we renewed our vehicle delivery agreement with American Honda Motor Company. The agreement will run through March 2004 and will renew annually thereafter," commented Mr. Sawyer. Mr. Sawyer added, "During the third quarter, we ceased delivering General Motors vehicles from our Jessup, Maryland terminal and we will cease delivering a portion of the traffic we currently transport from GM's Saturn Spring Hill, Tennessee vehicle manufacturing plant during the fourth quarter. Both pieces of traffic were non-performing, having aggregate annual revenues of $16.6 million and each generating an operating loss."

(1) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, gains and losses on disposal of assets, gain on early extinguishment of debt, foreign exchange gains and losses, investment income and losses, cumulative effect of accounting changes and other income.

Allied Holdings, Inc.
October 29, 2003

Revenues for the nine months ended September 30, 2003 were $640.8 million versus $665.2 million for the same nine-month period in 2002, a decline of 3.7 percent. Adjusted EBITDA for the first nine months of 2003 was $44.3 million compared to Adjusted EBITDA of $52.0 million during the first nine months of 2002, a decline of 14.8 percent.

Allied experienced a net loss of $4.3 million in the first nine months of 2003, versus a net loss of $9.6 million for the same period in 2002, a 55.2 percent reduction in the Company's net loss for the nine month period. Results for the first nine months of 2003 include a $2.0 million pre-tax gain from the settlement of litigation with Ryder System recorded during the third quarter of 2003. Results for the first nine months of 2002 include a $2.8 million pre-tax gain on the early extinguishment of the Company's subordinated notes and a $4.1 million after-tax charge ($5.2 million pre-tax) related to the impairment of goodwill at the Company's Axis Group subsidiary.

During the third quarter of 2003, the Company amended its Senior Credit Facility to extend the maturity, increase liquidity and adjust financial covenants. In connection with the debt amendment, the Company paid approximately $3.0 million in fees and other expenses. During the third quarter of 2003, the Company borrowed $3.0 million of long-term debt and capital expenditures were $3.1 million. For the first nine months of 2003, the Company had net borrowings of $5.8 million and capital expenditures were $11.5 million. That compares to debt repayments of $28.0 million and capital expenditures of $13.3 million during the first nine months of 2002. Long-term debt has increased in 2003 due to reduced Adjusted EBITDA, lower cash proceeds from asset sales, and increased funding of the Company's captive insurance company because of a change in primary insurance carriers. During the first nine months of 2002, the Company received $5.7 million of proceeds from the sale of assets and joint ventures. The Company anticipates capital expenditures of approximately $15-20 million in fiscal 2003 driven primarily by Allied's fleet remanufacturing program.

"We have achieved several important milestones in 2003 despite difficult external conditions. We have successfully negotiated a five-year agreement with the Teamsters in the United States, renewed our Honda contract, and amended our senior credit facility to provide more favorable financial covenants, increase availability and extend the maturity date of the facility. Moreover, effective execution of key initiatives relating to reducing worker injuries and cargo damage and improving load efficiency and driver productivity generated improved operating performance despite challenging market conditions," commented Mr. Sawyer. "Calendar 2003 promises to be an important transition year for Allied as we have not yet reached our goal of sustained positive net earnings. Nevertheless, there are signs of progress in our turnaround and we will strive to position Allied to benefit from any potential improvement in market or competitive conditions, as we remain focused on our core value drivers."

ABOUT ALLIED HOLDINGS

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied's subsidiaries span the finished vehicle distribution continuum, and include car-hauling, intramodal transport, inspection, accessorization, and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Statements in this press release that are not strictly historical are "forward looking" statements. Such statements include, without limitations, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek," and similar expressions. Investors are cautioned that such statements, including statements regarding improvement of the Company's operating performance, the ability of the Company to execute key initiatives, and the amount of capital expenditures for 2003, are subject to certain risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks and uncertainties include economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its current debt agreements, the ability of the Company to obtain

Allied Holdings, Inc.
October 29, 2003


financing in the future and the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's reports filed with the Securities and Exchange Commission.

NOTE: The information in this press release will be discussed by management today on a conference call that can be accessed at the following links: www.companyboardroom.com or www.alliedholdings.com beginning at 10:30 a.m. EST.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 THIRD QUARTER EARNINGS RELEASE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                        FOR THE THREE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                      -------------------------------
                                                        2003                  2002
                                                      ---------             ---------

Revenues                                              $ 197,089             $ 212,985

Net loss                                              $  (1,975)            $  (6,482)

Net loss per share - Basic and Diluted                $   (0.23)            $   (0.78)

Weighted average common shares outstanding                8,507                 8,324


                                                                             FOR THE NINE MONTHS ENDED
                                                                                    SEPTEMBER 30,
                                                                           -----------------------------
                                                                             2003                 2002
                                                                           --------             --------

Revenues                                                                   $640,759             $665,228

Loss before cumulative effect of change in accounting principle            $ (4,267)            $ (5,529)

Net loss                                                                   $ (4,267)            $ (9,621)

Loss per share before cumulative effect of change in
   accounting principle - Basic and Diluted                                $  (0.50)            $  (0.67)

Net loss per share - Basic and Diluted                                     $  (0.50)            $  (1.16)

Weighted average common shares outstanding                                    8,459                8,282

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                         SEPTEMBER 30,          DECEMBER 31,
                                                                             2003                   2002
                                                                         -------------          ------------
                                                                          (UNAUDITED)

                             ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                               $  83,349             $  10,253
   Short-term investments                                                         --                60,732
   Receivables, net of allowance for doubtful accounts of
       $3,389 and $5,587 respectively                                         58,078                58,512
   Inventories                                                                 4,874                 5,071
   Deferred tax assets                                                        24,034                39,826
   Prepayments and other current assets                                       27,118                28,685
                                                                           ---------             ---------
          Total current assets                                               197,453               203,079
                                                                           ---------             ---------

PROPERTY AND EQUIPMENT, NET                                                  158,539               176,663
                                                                           ---------             ---------

GOODWILL, NET                                                                 88,998                85,241
                                                                           ---------             ---------

OTHER                                                                         19,359                20,525
                                                                           ---------             ---------
          Total assets                                                     $ 464,349             $ 485,508
                                                                           =========             =========

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term debt                                    $  13,500             $  10,785
   Trade accounts payable                                                     27,817                36,585
   Accrued liabilities                                                        95,677                92,881
                                                                           ---------             ---------
          Total current liabilities                                          136,994               140,251
                                                                           ---------             ---------

LONG-TERM DEBT, LESS CURRENT MATURITIES                                      240,730               237,690
                                                                           ---------             ---------

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS                                    6,530                 7,467
                                                                           ---------             ---------

DEFERRED INCOME TAXES                                                         11,364                27,746
                                                                           ---------             ---------

OTHER LONG-TERM LIABILITIES                                                   57,397                62,040
                                                                           ---------             ---------

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value; 5,000 shares authorized, none
       outstanding                                                                --                    --
   Common stock, no par value; 20,000 shares authorized, 8,722 and 8,421 shares outstanding at September 30, 2003
       and December 31, 2002, respectively                                        --                    --
   Additional paid-in capital                                                 47,373                46,801
   Treasury stock at cost, 139 shares at September 30, 2003
       and December 31, 2002                                                    (707)                 (707)
   Accumulated deficit                                                       (30,687)              (26,420)
   Accumulated other comprehensive loss, net of tax                           (4,645)               (9,360)
                                                                           ---------             ---------
          Total stockholders' equity                                          11,334                10,314
                                                                           ---------             ---------
          Total liabilities and stockholders' equity                       $ 464,349             $ 485,508
                                                                           =========             =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                             FOR THE THREE MONTHS ENDED           FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                        SEPTEMBER 30,
                                                             ---------------------------         ---------------------------
                                                               2003              2002              2003               2002
                                                             ---------         ---------         ---------         ---------

REVENUES                                                     $ 197,089         $ 212,985         $ 640,759         $ 665,228
                                                             ---------         ---------         ---------         ---------

OPERATING EXPENSES:
     Salaries, wages and fringe benefits                       107,369           117,804           348,446           363,853
     Operating supplies and expenses                            29,960            33,257           103,108           100,068
     Purchased transportation                                   24,082            25,331            74,632            72,438
     Insurance and claims                                        8,260            10,844            29,094            34,344
     Operating taxes and licenses                                6,992             7,638            22,989            24,731
     Depreciation and amortization                              11,011            13,142            34,688            40,087
     Rents                                                       1,579             1,685             4,819             4,895
     Communications and utilities                                1,745             1,425             5,213             5,290
     Other operating expenses                                    2,791             2,859             8,175             7,607
     Loss (gain) on disposal of operating assets, net              153               367               612              (347)
                                                             ---------         ---------         ---------         ---------
               Total operating expenses                        193,942           214,352           631,776           652,966
                                                             ---------         ---------         ---------         ---------
               Operating  income (loss)                          3,147            (1,367)            8,983            12,262
                                                             ---------         ---------         ---------         ---------

OTHER INCOME (EXPENSE):
     Interest expense                                           (7,366)           (7,611)          (22,120)          (23,343)
     Investment income (losses)                                   (398)              203             2,935             1,090
     Gain on early extinguishment of debt                           --                --                --             2,750
     Foreign exchange gains (losses), net                          (62)              124             2,386               157
     Other, net                                                  1,976               (57)            1,976              (264)
                                                             ---------         ---------         ---------         ---------
                                                                (5,850)           (7,341)          (14,823)          (19,610)
                                                             ---------         ---------         ---------         ---------

LOSS BEFORE INCOME TAXES AND CUMULATIVE
EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                        (2,703)           (8,708)           (5,840)           (7,348)

INCOME TAX BENEFIT                                                 728             2,226             1,573             1,819
                                                             ---------         ---------         ---------         ---------

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING PRINCIPLE                                         (1,975)           (6,482)           (4,267)           (5,529)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE,
 NET OF TAX                                                         --                --                --            (4,092)
                                                             ---------         ---------         ---------         ---------

NET LOSS                                                     $  (1,975)        $  (6,482)        $  (4,267)        $  (9,621)
                                                             =========         =========         =========         =========

BASIC AND DILUTED LOSS PER COMMON SHARE:

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING PRINCIPLE                                      $   (0.23)        $   (0.78)        $   (0.50)        $   (0.67)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
PRINCIPLE, NET OF TAX                                               --                --                --         $   (0.49)
                                                             ---------         ---------         ---------         ---------

NET LOSS                                                     $   (0.23)        $   (0.78)        $   (0.50)        $   (1.16)
                                                             =========         =========         =========         =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                       8,507             8,324             8,459             8,282
                                                             =========         =========         =========         =========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                                  FOR THE NINE MONTHS ENDED
                                                                                        SEPTEMBER 30,
                                                                                 ---------------------------
                                                                                   2003               2002
                                                                                 --------           --------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                      $ (4,267)          $ (9,621)
   Reconciliation of net loss to net cash provided
      by operating activities:
          Gain on early extinguishment of debt                                         --             (2,750)
          Interest expense paid in kind                                             1,065                746
          Amortization of deferred financing costs                                  3,007              3,013
          Depreciation and amortization                                            34,688             40,087
          Loss (gain) on disposal of assets and other, net                            612                (83)
          Foreign exchange gains, net                                              (2,386)              (157)
          Cumulative effect of change in accounting principle                          --              4,092
          Deferred income taxes                                                    (3,402)            (2,569)
          Compensation expense related to stock options and grants                    290               (210)
          Amortization of Teamsters Union contract costs                            1,000              1,800
          Change in operating assets and liabilities:
               Receivables, net of allowance for doubtful accounts                  1,840             12,276
               Inventories                                                            336                 55
               Prepayments and other current assets                                 1,913              1,556
               Short-term investments                                              60,732              2,367
               Trade accounts payable                                              (9,676)            (4,057)
               Accrued liabilities                                                 (4,150)             8,533
                                                                                 --------           --------
          Net change in operating assets and liabilities                           50,995             20,730
                                                                                 --------           --------
                    Net cash provided by operating activities                      81,602             55,078
                                                                                 --------           --------


CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                            (11,547)           (13,313)
   Proceeds from sale of property and equipment                                       287              3,005
   Proceeds from sale of equity investment in joint venture                            --              2,700
   Decrease in the cash surrender value of life insurance                               2              1,341
                                                                                 --------           --------
                    Net cash used in investing activities                         (11,258)            (6,267)
                                                                                 --------           --------


CASH FLOWS FROM FINANCING ACTIVITIES:
   Additions to (repayments of) revolving credit facilities, net                  (20,280)           (62,384)
   Additions to long-term debt                                                     99,875             82,750
   Repayment of long-term debt                                                    (74,905)           (46,360)
   Payment of deferred financing costs                                             (3,031)            (9,262)
   Proceeds from issuance of common stock                                             282                262
   Other, net                                                                          65                549
                                                                                 --------           --------
                    Net cash provided by (used in) financing activities             2,006            (34,445)
                                                                                 --------           --------


EFFECT OF EXCHANGE RATE CHANGES ON CASH
   AND CASH EQUIVALENTS                                                               746                 16

NET INCREASE IN CASH AND CASH EQUIVALENTS                                          73,096             14,382

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                   10,253             10,543
                                                                                 --------           --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $ 83,349           $ 24,925
                                                                                 ========           ========

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 THIRD QUARTER EARNINGS RELEASE
                                 OPERATING DATA
                                  (UNAUDITED)


                                             THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                SEPTEMBER 30,                            SEPTEMBER 30,
                                       ---------------------------------         -------------------------------
                                          2003                  2002                2003               2002
                                       ------------         ------------         ------------       ------------

ALLIED HOLDINGS, EXCLUDING AAG -
  CANADA & AXIS:

REVENUES                               $160,121,000         $171,849,000         $504,508,000       $529,668,000

OPERATING INCOME (LOSS)                $  2,733,000         $ (3,853,000)        $   382,000        $ (1,990,000)

OPERATING RATIO                               98.29%              102.24%              99.92%             100.38%

VEHICLES DELIVERED                        1,546,444            1,751,320           5,011,161           5,306,665

LOADS DELIVERED                             198,272              220,012             645,093             660,921

VEHICLES PER LOAD                              7.80                 7.96                7.77                8.03

REVENUE PER VEHICLE                    $     103.54         $      98.13         $    100.68        $      99.81

PERCENT DAMAGE FREE DELIVERY                   99.7%                99.5%               99.7%               99.6%

NUMBER OF
     AVERAGE ACTIVE RIGS                      2,685                2,982               2,926               3,042
     AVERAGE EMPLOYEES
            DRIVERS                           2,840                3,112               3,035               3,193
            OTHERS                            1,551                1,642               1,582               1,806

ALLIED AUTOMOTIVE GROUP - CANADA:

REVENUES                               $ 30,411,000         $ 33,830,000         $115,324,000       $114,101,000

OPERATING INCOME  (LOSS)               $   (472,000)        $  1,115,000         $  6,051,000       $ 11,287,000

OPERATING RATIO                              101.55%               96.70%              94.75%              90.11%

VEHICLES DELIVERED                          411,998              510,357           1,591,507           1,735,319

LOADS DELIVERED                              55,269               66,765             212,768             224,142

VEHICLES PER LOAD                              7.45                 7.64                7.48                7.74

REVENUE PER VEHICLE                    $      73.81         $      66.29         $     72.46        $      65.75

PERCENT DAMAGE FREE DELIVERY                   99.7%                99.6%               99.7%               99.7%

NUMBER OF
     AVERAGE ACTIVE RIGS                        691                  747                 796                 741
     AVERAGE EMPLOYEES
            DRIVERS                             886                  959                 995                 957
            OTHERS                              403                  462                 404                 490

AXIS GROUP:

REVENUES                               $  6,557,000         $  7,306,000         $20,927,000        $ 21,459,000

OPERATING INCOME                       $    886,000         $  1,371,000         $ 2,550,000        $  2,965,000


CERTAIN PRIOR YEAR AMOUNTS IN THE INFORMATION PRESENTED ABOVE HAVE BEEN RECLASSIFIED TO CONFORM TO THE CURRENT YEAR PRESENTATION.

                     ALLIED HOLDINGS, INC. AND SUBSIDIARIES
                      2003 THIRD QUARTER EARNINGS RELEASE
                         NON-GAAP FINANCIAL INFORMATION
                                  (UNAUDITED)


                                                                       THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                     SEPTEMBER 30,
                                                                   -----------------------------     -----------------------------
                                                                       2003             2002            2003              2002
                                                                   ------------     ------------     ------------     ------------

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA:

NET LOSS                                                           $ (1,975,000)    $ (6,482,000)    $ (4,267,000)    $ (9,621,000)

INCOME TAX BENEFIT                                                     (728,000)      (2,226,000)      (1,573,000)      (1,819,000)

INTEREST EXPENSE                                                      7,366,000        7,611,000       22,120,000       23,343,000

INVESTMENT LOSSES (INCOME)                                              398,000         (203,000)      (2,935,000)      (1,090,000)

GAIN ON EARLY EXTINGUISHMENT OF DEBT                                         --               --               --       (2,750,000)

FOREIGN EXCHANGE LOSSES (GAINS), NET                                     62,000         (124,000)      (2,386,000)        (157,000)

OTHER, NET                                                           (1,976,000)          57,000       (1,976,000)         264,000

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX              --               --               --        4,092,000

LOSS (GAIN) ON DISPOSAL OF OPERATING ASSETS                             153,000          367,000          612,000         (347,000)

DEPRECIATION AND AMORTIZATION                                        11,011,000       13,142,000       34,688,000       40,087,000
                                                                   ------------     ------------     ------------     ------------
ADJUSTED EBITDA                                                    $ 14,311,000     $ 12,142,000     $ 44,283,000     $ 52,002,000
                                                                   ============     ============     ============     ============


ADJUSTED EBITDA REPRESENTS EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, GAINS AND LOSSES ON DISPOSAL OF ASSETS, GAIN ON EARLY EXTINGUISHMENT OF DEBT, FOREIGN EXCHANGE GAINS AND LOSSES, INVESTMENT INCOME AND LOSSES, CUMULATIVE EFFECT OF ACCOUNTING CHANGES AND OTHER INCOME. THE COMPANY'S NET LOSS IS THE CLOSEST FINANCIAL MEASURE IN THE COMPANY'S FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, ("GAAP"), IN TERMS OF COMPARABILITY TO ADJUSTED EBITDA. AS SUCH, A RECONCILIATION OF ADJUSTED EBITDA FOR THE QUARTERS AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 ARE PROVIDED ABOVE. BECAUSE ADJUSTED EBITDA IS NOT A MEASUREMENT DETERMINED IN ACCORDANCE WITH GAAP AND IS THUS SUSCEPTIBLE TO VARYING CALCULATIONS, ADJUSTED EBITDA AS PRESENTED ABOVE MAY NOT BE COMPARABLE TO OTHER SIMILARLY TITLED MEASURES OF OTHER COMPANIES.